UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2010

Marani Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-123176	20-2008579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
(Address of principal executive offices) (zip code)

(818) 503-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward looking statements include the information concerning possible or assumed future results of operations of the Company

Forward-looking statements also include statements in which words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "consider" or similar expressions are used. Forward looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Company's future results and shareholder values may differ materially from those expressed in these forward looking statements. Readers are cautioned not to put undue reliance on any forward looking statements.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, Ani Kevorkian notified the Company of her intent to resign as Chief Financial Officer of the Company, effective February 23, 2010, while remaining as a member of the Board of Directors.  Ms. Kevorkian resigned to pursue other interests.

Ms. Kevorkian served as Chief Financial Officer of the Company since 2008.  Contemporaneous with her resignation as reported above, Valerie Cordy was appointed Interim Chief Financial Officer of the Company.  Ms. Cordy has served as the Company’s Controller since September 1, 2009.  During 2008, she was an Assistant to the Controller for McKenna Blair Management and, from 2000 to 2008, she was an Executive Assistant / Accountant for Erich G. Loewer Jr. CPA.  In 2005, Ms. Cordy earned a Bachelor’s degree in Accounting from the University of Louisiana at Lafayette.

Item 9.01.      Financial Statements And Exhibits

Exhibit Number	Description
10.1	Resignation letter of Ani Kevorkian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2010	Marani Brands, Inc., a Nevada corporation

/s/ Margrit Eyraud
By: Margrit Eyraud
Its: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Resignation letter of Ani Kevorkian